Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2021 relating to the financial statements of VEREIT, Inc. and subsidiaries and the effectiveness of VEREIT, Inc. and subsidiaries’ internal control over financial reporting, appearing as Exhibit 99.1 in the Current Report on Form 8-K of Realty Income Corporation filed with Securities and Exchange Commission on June 4, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

November 1, 2021